Exhibit 10.2

AMENDMENT TO SECURED PROMISSORY NOTE

THIS AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”) is made and entered into as of the 28 day of February, 2013 by and between CHP Acquisition Company, LLC an Ohio limited liability company (“Borrower”) and AdCare Health Systems, Inc., an Ohio corporation (“Lender”).  Any capitalized items not other defined herein shall have the meaning ascribed to them in the Note (as defined below).

WITNESSETH:

WHEREAS, on December 28, 2012, Borrower executed and delivered to Lender that certain Secured Promissory Note in the amount of $3,600,000 (the “Note”);

WHEREAS, Borrower and Lender desire to modify and amend the Note and desire to set forth their agreement in writing.

NOW, THEREFORE, for and in consideration of the foregoing premesis, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender Agree that the Note shall be modified and amended in the following respects.

1.             The second paragraph on page 1 of the Note is hereby deleted in its entirety and replaced with the following:

The unpaid Principal of this Note shall bear interest from the date hereof until paid in full at the annual percentage rate of five percent (5%) provided, however, that if, for any reason whatsoever, the Borrower has not assumed the Vandalia HUD Loan (as defined below) by May 31, 2013, then, and in such an event, the interest rate on the unpaid Principal of the Note shall automatically be increased by one percentage point for each month or part thereof during which any of the principal amount of this Note shall remain unpaid up to a maximum annual percentage rate of eight percent (8%).

2.             The definition of Maturity Date is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means the earlier of (i) Borrower’s refinancing of that certain HUD Loan secured by the real property commonly known as Hearth & Home of Vandalia, 55 Great Hill Drive, Vandalia, Ohio, which HUD Loan is evidenced by that certain Mortgage of record from Hearth & Home of Vandalia, Inc., an Ohio corporation, to Red Mortgage Capital, Inc., dated January 26, 2012, filed for record on January 31, 2012 in Official Record 2012-00006113, Recorder’s Officer, Montgomery County, Ohio (the “Vandalia HUD Loan”) or (ii) September 1, 2014.

3.             In all other respects, the Note is hereby ratified and confirmed in its entirety.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed as of the date first written above.

BORROWER:

CHP Acquisition Company, LLC,
an Ohio limited liability company

By:	/s/ Roger C. Vincent
Name:	Roger C. Vincent
Title:

LENDER:

AdCare Health Systems, Inc.,
An Ohio Corporation

By:	/s/ Martin D. Brew
Name:	Martin D. Brew
Title:	CFO